UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2025

AvidXchange Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40898	86-3391192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1210 AvidXchange Lane
Charlotte, North Carolina	28206
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 560-9305

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AVDX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 16, 2025, AvidXchange Holdings, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of May 6, 2025, by and among the Company, Arrow Borrower 2025, Inc., a Delaware corporation (“Parent”), and Arrow Merger Sub 2025, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of TPG Global, LLC (“TPG”) through an investment fund managed by TPG, and Corpay, Inc. will also be a direct or indirect investor in Parent.

Holders of the Company’s common stock (the “Company Common Stock”) as of the close of business on August 14, 2025 (the “Record Date”) were entitled to vote at the Special Meeting. As of the Record Date, there were 207,698,753 shares of Company Common Stock outstanding. Each share of Company Common Stock was entitled to one vote on each proposal. A quorum, representing holders of 161,861,694 shares of Company Common Stock, or 77.93% of the outstanding shares of Company Common Stock as of the Record Date, was present or represented by proxy at the Special Meeting.

Set forth below is a brief description of each matter submitted to a vote of the Company’s stockholders at the Special Meeting:

1.	Proposal 1— A proposal to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger (the “Merger Proposal”); and

2.

Proposal 2—A proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger (the “Merger Compensation Proposal”).

The proposals are described further in the Company’s “Proxy Statement for Special Meeting of Stockholders” filed on August 15, 2025, with the United States Securities and Exchange Commission (the “Proxy Statement”).

The Company’s inspector of elections certified the following vote tabulations.

Proposal No. 1: Merger Proposal

The proposal was approved based upon the following votes:

For	Against	Abstain
160,933,222	811,814	116,658

Proposal No. 2: Merger Compensation Proposal

The proposal was approved based upon the following votes:

For	Against	Abstain
157,281,016	2,642,993	1,937,685

Because the Company’s stockholders approved the Merger Proposal, a vote on the proposal to adjourn the Special Meeting, as described in the Proxy Statement, was not called during the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AvidXchange Holdings, Inc.

Date: September 16, 2025	By:	/s/ Ryan Stahl
Ryan Stahl General Counsel, Senior Vice President and Secretary